Exhibit 99.1

Contact:

Investor Relations

(949) 699-4804

THE WET SEAL, INC. TO RESTATE PRIOR PERIODS

FOOTHILL RANCH, CA, April 25, 2005 — Specialty retailer The Wet Seal, Inc. (Nasdaq: WTSLA) today announced it has determined that its current method of accounting for landlord tenant improvement allowances and rent holidays under operating leases is not consistent with the views expressed by the Office of the Chief Accountant of the Securities and Exchange Commission (the “SEC”) in a letter dated February 7, 2005, to the American Institute of Certified Public Accountants. In light of this letter, the Company re-evaluated its lease accounting practices and has determined that the method of accounting for tenant improvement allowances and rent holidays was not in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Like many other retail companies, the Company will correct the way it accounts for leases, specifically its accounting for tenant improvement allowances and rent holidays.

The Company will record non-cash adjustments affecting previously issued consolidated financial statements, including those in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2004 and the Company’s Quarterly Reports on Form 10-Q for the first three quarters in the fiscal year ended January 29, 2005. These adjustments do not impact the timing or amount of lease payments. The impact of these restatement adjustments will be reflected in the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2005. Management and the Audit Committee of the Company’s Board of Directors discussed these matters with Deloitte & Touche LLP, the Company’s Independent Registered Public Accounting Firm.

Additionally, the Company has determined that income taxes previously disclosed in its Quarterly Reports on Form 10-Q for the second and third quarters in the fiscal year ended January 29, 2005 should be restated to properly reflect the recognition of a tax valuation allowance relating to discontinued operations, which should be presented net in the Company’s loss from discontinued operations. There is no change to reported net income for this restatement.

Headquartered in Foothill Ranch, California, The Wet Seal, Inc. is a leading specialty retailer of fashionable and contemporary apparel and accessory items. The company currently operates a total of 400 stores in 47 states, the District of Columbia and Puerto Rico, including 307 Wet Seal stores and 93 Arden B. stores. The company’s products can also be purchased online at www.wetseal.com or www.ardenb.com. For more company information, visit www.wetsealinc.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This news release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements that relate to the Company’s opening and closing of stores, profitability and growth, demand for its products or any other statements that relate to the intent, belief, plans or expectations of the Company or its management. All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors beyond the Company’s control. Accordingly, the Company’s future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company’s filings with the Securities and Exchange Commission. This news release contains results reflecting partial year data and non-fiscal data that may not be indicative of results for similar future periods or for the full year. The Company will not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

SOURCE: The Wet Seal, Inc.